UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

JA ENERGY

(Exact name of registrant as specified in its charter)

Commission File Number: 0-54236

Nevada	27-3349143
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4800 W. Dewey Drive, Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

(702) 515-4036

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On November 2, 2012, JA Energy, Inc. (the “Company”) leased office/warehouse space in Las Vegas, NV to manufacture its second generation prototype Modular Distillation Unit for the production of ethanol. JA Energy is an energy company with the Modular Distillation Unit (“MDU”) as one of its core technologies. This MDU is capable of producing significant amounts of ethanol. Management believes that MDU offer its greatest potential in providing energy to rural and impoverished farm communities. This second-generation MDU is climate-controlled and is completely self-contained. It is an ethanol-based system; this ethanol is produced from locally-grown crops which makes its placement ideal in any location including disadvantaged locales around the world. The MDU requires distillable sugars to operate from either, sugar beet, sugar cane, Jerusalem Artichoke, or energy beet (a new crop underdevelopment in North Dakota). Management estimates that the annual production of the MDU will be 50,000 gallons of ethanol, that can be accomplished from the crops grown on 50-acres of farm land.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JA Energy
Registrant

Date: November 5, 2012	By:/s/ Jim Lusk
Jim Lusk Director/CEO